UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 30, 2007
(Date of Report – date of earliest event reported)

DATALINK CORPORATION
(Exact name of registrant as specified in charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589
(Address of principal executive offices)

952-944-3462
(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement and
Item 2.01 Completion of Acquisition or Disposition of Assets

On January 30, 2007, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Midrange Computer Solutions, Inc., a Illinois corporation (“MCSI”), and its four shareholders, Dan Kalin, Michael Spindler, Wayne Szczepanski and Lodi Vercelli (collectively, the “Shareholders”).  On January 31, 2007, and pursuant to the Merger Agreement, MCSI merged into a wholly-owned subsidiary we formed for purposes of the acquisition.

Other than in respect of merger transaction, neither we nor any of our affiliates, nor any of our directors or officers or any of their associates, had any material relationship with MCSI or any of its affiliates, or with the Shareholders or any of their associates, at the time we entered into the Merger Agreement or when we closed on the merger transaction.

MCSI provides storage consulting, solutions and services to customers in the United States in the financial services, communications, healthcare and manufacturing industries.  MCSI is based in Chicago, with sales and support offices across the country.

We paid $14,000,000 for MCSI, consisting of $5,000,000 cash ($4,500,000 of which we paid at closing to the Shareholders and $500,000 of which we deposited in escrow) and 1,163,843 shares of our common stock (1,047,459 shares of which we issued at closing to the Shareholders and 116,384 shares of which we deposited in escrow).  Based upon a post-closing audit, we will reduce the purchase price by the shortfall, if any, against the agreed upon minimum net assets at the time of closing.

As part of the merger transaction, we have entered into non-competition and non-solicitation agreements with the Shareholders.  Commencing in February 2008, we have also agreed to provide the Shareholders with certain participatory registration rights for their shares.

We qualify our description of the Merger Agreement and the related transactions by reference to the Merger Agreement filed as Exhibit 2.1 to this Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

On January 31, 2007, we sold 1,163,843 shares of our common stock to the four former Shareholders of MCSI, each of whom we believed to be accredited investors within the meaning of the Securities Act of 1993, as amended (the “Securities Act”).  We issued the shares pursuant to the Merger Agreement in partial consideration for our acquisition of MCSI.  No underwriter was involved in this transaction.  Each Shareholder represented that he was acquiring our shares for investment and not with any view to their distribution.  We placed a restrictive legend barring resale of the shares without registration or an exemption under the Securities Act and instructed our transfer agent to place a corresponding “stop transfer” order on our transfer records.  Accordingly, we relied upon Section 4(2) of the Securities Act and the related rules of the SEC for issuance of the shares.

Item 7.01 Regulation FD Disclosure

We have issued a press release relating to our acquisition of MCSI.  We have furnished a copy of this press release as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)           We intend to file the financial statements relating to our MCSI acquisition described in response to Item 2.01 above not later than April 17, 2007 (71 calendar after the due date of this Report on Form 8-K).

(b)           We intend to file the pro forma financial information relating to our MCSI acquisition described in response to Item 2.01 above not later than April 17, 2007 (71 calendar after the due date of this Report on Form 8-K).

(c)           Not applicable.

(d)           Exhibits

Exhibit 2.1

Agreement and Plan of Merger dated January 30, 2007 by and among Midrange Computer Solutions, Inc., Dan Kalin, Michael Spindler, Wayne Szczepanski and Lodi Vercelli and Datalink Corporation and Datalink Acquisition LLC.

Exhibit 99.1	Press release dated February 1, 2007 announcing entry into the MCSI Agreement and Plan of Merger (furnished, and not filed, pursuant to Instruction B2 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 5, 2007

DATALINK CORPORATION

By	/s/ Gregory T. Barnum
Gregory T. Barnum, Chief Financial Officer

EXHIBIT INDEX

Exhibit 2.1

Agreement and Plan of Merger dated January 30, 2007 by and among Midrange Computer Solutions, Inc., Dan Kalin, Michael Spindler, Wayne Szczepanski and Lodi Vercelli and Datalink Corporation and Datalink Acquisition LLC. (1)

Exhibit 99.1	Press release dated February 1, 2007 announcing entry into the MCSI Agreement and Plan of Merger (furnished, and not filed, pursuant to Instruction B2 of Form 8-K).

(1)           We have omitted the Exhibits and Disclosure Schedules to this agreement pursuant to Item 601(b)(2) of Regulation S-K.  We will furnish supplementally a copy of any omitted Exhibits or Schedules to the U.S. Securities and Exchange Commission upon request.